LETTER HEAD OF
WEINBERG & COMPANY P.A.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the foregoing Registration Statement on Form SB-2 of our report dated April 19, 2004, relating to the consolidated financial statements of IVP Technology Corporation and Subsidiaries (d.b.a. Activecore Technologies, Inc.) appearing in the IVP Technology Corporation and Subsidiaries (d.b.a. Activecore Technologies Inc.) Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission on May 7, 2004, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                   /s/ WEINBERG & COMPANY P.A.
                                                   -----------------------------
                                                   WEINBERG & COMPANY P.A.
                                                   Certified Public Accountants

Boca Raton, Florida
November 4, 2004